                                                            EXHIBIT 99.(a)(1)(H)


                                DOCUMENTUM, INC.

                          SUPPLEMENT DATED MAY 23, 2001
           TO OFFER TO EXCHANGE OUTSTANDING OPTIONS DATED MAY 7, 2001

    THE OFFER EXPIRES AT 12:00 P.M., PACIFIC DAYLIGHT TIME, ON JUNE 6, 2001,
                          UNLESS THE OFFER IS EXTENDED

Documentum, Inc. ("Documentum," or the "Company") is offering eligible participants the opportunity to exchange all outstanding stock options to purchase shares of our Common Stock that were granted pursuant to the 1993 Equity Incentive Plan and the 1996 Non-Officer Equity Incentive Plan (the "Eligible Options") for new options to purchase shares of our Common Stock (the "New Options"). If you wish to accept this offer, you must exchange ALL of your Eligible Options that we granted to you on or after December 6, 2000.

We are making this offer upon the terms and subject to the conditions described in the "Offer to Exchange" and in the related cover letter and the attached Summary of Terms (which together, as they are amended and supplemented by this Supplement, and may be further amended from time to time, constitute the "Offer"). This Offer is not conditioned upon a minimum number of options being exchanged, although if you elect to participate, you will be required to exchange all options granted to you since December 6, 2000. This Offer is subject to conditions that we describe in Section 6 of this Offer to Exchange (as amended and supplemented by this Supplement).

ALTHOUGH OUR BOARD OF DIRECTORS HAS APPROVED THIS OFFER, NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT YOU SHOULD TENDER YOUR ELIGIBLE OPTIONS FOR EXCHANGE. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER YOUR ELIGIBLE OPTIONS.

Shares of our Common Stock are quoted on the Nasdaq National Market under the symbol "DCTM." On May 4, 2001, the closing price of our Common Stock as reported on the Nasdaq National Market was $14.67 per share. We recommend that you obtain current market quotations for our Common Stock before deciding whether to elect to exchange your options.

You should direct questions about this Offer, requests for assistance in completing the related documentation and requests for additional copies of the Offer to Exchange or related documents to Stock Administration, at (925) 600-6426 or OPTIONEXCHANGE@DOCUMENTUM.COM.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), NOR HAS THE SEC PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                    IMPORTANT

REGARDLESS OF WHETHER YOU ACCEPT OR REJECT THIS OFFER, YOU MUST COMPLETE AND SIGN THE REVISED ELECTION FORM AND RETURN IT TO STOCK ADMINISTRATION AT DOCUMENTUM BEFORE 12:00 P.M., PACIFIC DAYLIGHT TIME, ON JUNE 6, 2001 (or a later expiration date if Documentum extends the Offer). You do not need to return your stock option agreements for your Eligible Options to effectively elect to accept this Offer as they will be automatically cancelled if Documentum accepts your Eligible Options for exchange. However, you will be required to return your stock option agreements upon Documentum's request.

WE CANNOT GUARANTEE THAT THE NEW OPTIONS WILL HAVE A LOWER EXERCISE PRICE THAN THE ELIGIBLE OPTIONS. The Board of Directors believes that the Offer may create a better chance for some participants to obtain value from their options in the short term. The Board of Directors recognizes that the decision to accept the Offer is an individual one that should be based on a variety of factors, and you should consult your personal advisors if you have questions about your financial or tax situation. The information about this Offer from Documentum is limited to the Offer to Exchange (as amended and supplemented by this Supplement), the enclosed cover letter and attached Summary of Terms.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD TENDER YOUR OPTIONS PURSUANT TO THE OFFER. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS SUPPLEMENT TO THE OFFER TO EXCHANGE, THE OFFER TO EXCHANGE, THE SUMMARY OF TERMS AND THE TENDER OFFER STATEMENT ON SCHEDULE TO. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

                             INTRODUCTORY STATEMENT

The following information amends and supplements our offer to exchange dated May 7, 2001 (the "Offer to Exchange"), the Summary of Terms, and the Election Form that you received on the same date (the "Election Form," which together with the Offer to Exchange and the Summary of Terms constitutes the "Offer").

Pursuant to Section 14 of the Offer to Exchange, we are amending certain sections of the Offer to Exchange and the Summary of Terms to provide you with additional information that you may find useful in reaching a decision to tender or not tender all or any portion of your Eligible Options or rescind a decision you may have already made regarding the tendering of all or any portion of your Eligible Options. This supplement should be read in connection with the Offer to Exchange.

REVISED ELECTION FORM

We have revised the Election Form you previously received in connection with this Offer (the "Original Election Form"). We have revised the Original Election Form to (i) disclose to you the validity and nature of the waiver regarding certain costs and damages that may arise in connection with your decision to participate or not participate in the Offer, and (ii) to eliminate the representation that you had "carefully reviewed" the Summary of Terms and the Offer to Exchange.

Therefore, THE ORIGINAL ELECTION FORM IS NO LONGER VALID AND ANY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT SUBMISSION OF THE ORIGINAL ELECTION FORM WILL NOT ALLOW YOU TO PARTICIPATE IN THIS OFFER. To participate in this Offer YOU MUST SIGN AND DELIVER THE ELECTION FORM PROVIDED TO YOU ALONG WITH THIS SUPPLEMENT (THE "REVISED ELECTION FORM") AND RETURN IT TO STOCK ADMINISTRATION AT DOCUMENTUM BEFORE 12:00 P.M., PACIFIC DAYLIGHT TIME, ON JUNE 6, 2001 (or a later expiration date if the Offer is extended).

If you ALREADY SUBMITTED AN ORIGINAL ELECTION FORM, the Company will return to you a photocopy of the completed Original Form that has been clearly marked "VOID," and you will be required to submit a Revised Election Form. If you have NOT ALREADY SUBMITTED AN ORIGINAL ELECTION FORM, you must submit the Revised Election Form that is provided along with this Supplement. IN ALL CASES, TO PARTICIPATE IN THE OFFER YOU MUST SIGN AND DELIVER THE REVISED ELECTION FORM AND SUBMIT IT TO STOCK ADMINISTRATION AT DOCUMENTUM BEFORE 12:00 P.M., PACIFIC DAYLIGHT TIME, ON JUNE 6, 2001 (OR A LATER EXPIRATION DATE IF THE OFFER IS EXTENDED). IF YOU DO NOT SIGN AND DELIVER THE REVISED ELECTION FORM BEFORE THE OFFER EXPIRES, IT WILL HAVE THE SAME EFFECT AS IF YOU REJECTED THE OFFER.

**PLEASE NOTE that all references to the "Election Form" in the Offer to Exchange and Summary of Terms now refer to the Revised Election Form you are being provided with and not the Original Election Form you previously received.

CONDITIONS TO THE OFFER

Pursuant to this supplement, we are amending and restating the last two paragraphs of Section 6 ("Conditions to the Offer") of the Offer to Exchange to clarify that (i) should we choose to waive any condition of the Offer, we may only do so BEFORE 12 P.M., PACIFIC DAYLIGHT TIME, ON JUNE 6, 2001 (or by a later expiration date should the Offer be extended) and (ii) once we have elected to waive a particular right, we may not reassert that particular right again with respect to this Offer.

The last two paragraphs of Section 6 ("Conditions to the Offer") are hereby amended and restated in their entirety as follows:

                  The conditions to the Offer are for our benefit. We may assert them in our discretion before the expiration date and we may waive them at any time before the expiration date, whether or not we waive any other condition to the Offer. Should we decide to waive any of the conditions to the Offer, we must do so before 12 p.m., Pacific Daylight Time, on June 6, 2001 (or by a later expiration date if the Offer is extended).

                  Our failure to exercise any of these rights is not a waiver of any of these rights. The waiver of any particular right is not, and shall not be construed as, the waiver of any other right. However, once we choose to waive a particular right, we may not reassert that particular right again in this Offer. Any determination we make concerning the events described in this Section 6 will be final and binding on everyone.

FORWARD LOOKING STATEMENTS.

Pursuant to this supplement, we are amending the first sentence of the first paragraph of Section 18 ("Forward Looking Statements; Miscellaneous") of the Offer to Exchange to clarify that although the Offer and certain reports filed with the SEC that we have referred you to in Section 16 ("Additional Information") include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the safe harbors of Section 27A of the Securities Act and 21E of the Securities Exchange Act DO NOT APPLY to statements made in connection with this Offer.

The first sentence of the first paragraph of Section 18 ("Forward Looking Statements; Miscellaneous") is hereby amended as follows:

         This Offer and our SEC reports referred to above include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934; HOWEVER, THE SAFE HARBORS OF SECTION 27A OF THE SECURITIES ACT AND 21E OF THE SECURITIES EXCHANGE ACT DO NOT APPLY TO STATEMENTS MADE IN CONNECTION WITH THIS OFFER.

WHAT HAPPENS TO MY OPTIONS IF I DO NOT ACCEPT THE OFFER OF IF MY OPTIONS ARE NOT ACCEPTED FOR EXCHANGE?

Pursuant to this supplement, we are amending the answer to the question: "What Happens to My Options if I Do Not Accept the Offer or if My Options are Not Accepted For Exchange?" found in the Section of the Summary of Terms on page 5 as follows:

         Nothing. If you do not accept the Offer, or if we do not accept the options you elect to exchange, you will keep all of your current options, and no changes will be made to your current options. Your decision not to participate in the Offer will not make you ineligible to receive future option grants nor will it affect any other component of your compensation. However, if you currently have incentive stock options that are Eligible Options under this Offer and you do not accept the Offer, see Question 17 above. Furthermore, if you do not accept the Offer, or if we do not accept the options you elect to exchange, you will not receive New Options.

ADDITIONAL FINANCIAL INFORMATION ABOUT DOCUMENTUM

Set forth below is a selected summary of our financial information. The selected historical consolidated statement of operations data for the years ended December 31, 1999 and 2000 and the selected historical balance sheet data as of December 31, 1999 and December 31, 2000 have been derived from the consolidated financial statements included in our Annual Report on Form 10-K filed on March 30, 2001, which were audited by Arthur Andersen LLP, independent public accountants. The information below should be read together with our consolidated financial statements and related notes; please note that to obtain more detailed information, we recommend you review those materials identified in Section 16 of the Offer to Exchange before making a decision on whether to exchange your options.

SELECTED CONSOLIDATED FINANCIAL DATA


                                                                                  YEAR ENDED DECEMBER 31,
(in thousands, except per share data)                         2000           1999          1998          1997         1996
                                                              ----           ----          ----          ----         ----
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Revenue:
    License                                                 $ 117,861      $ 72,007      $ 80,546      $54,536      $34,630
    Service                                                    79,726        55,957        43,283       21,099       10,672
                                                            ---------      --------      --------      -------      -------
      Total revenue                                           197,587       127,964       123,829       75,635       45,302
                                                            ---------      --------      --------      -------      -------
Cost of revenue:
    License                                                     7,738         5,497         4,179        2,453        1,923
    Service                                                    38,605        32,118        25,684       12,327        6,845
                                                            ---------      --------      --------      -------      -------
      Total cost of revenue                                    46,343        37,615        29,863       14,780        8,768
                                                            ---------      --------      --------      -------      -------
Gross profit                                                  151,244        90,349        93,966       60,855       36,534
                                                            ---------      --------      --------      -------      -------

Operating expenses:
    Sales and marketing                                        84,098        61,486        50,425       35,084       19,909
    Research and development                                   35,340        25,832        18,181       10,986        7,880
    General and administrative                                 23,784        19,549        10,255        5,976        4,114
    Acquisition related costs                                       -             -         2,171            -            -
    Purchased in process research
      and development                                               -             -        34,622            -            -
                                                            ---------      --------      --------      -------      -------
      Total operating expenses                                143,222       106,867       115,654       52,046       31,903
                                                            ---------      --------      --------      -------      -------
Income (loss) from operations                                   8,022       (16,518)      (21,688)       8,809        4,631
Interest and other income, net                                  5,021         3,773         4,395        2,333        2,268
                                                            ---------      --------      --------      -------      -------
Income (loss) before income tax provision (benefit)            13,043       (12,745)      (17,293)      11,142        6,899
Provision for (benefit from) income taxes                       4,304        (4,333)        6,231        3,788        2,415
                                                            ---------      --------      --------      -------      -------
Net income (loss)                                             $ 8,739      $ (8,412)     $(23,524)     $ 7,354      $ 4,484
                                                            =========      ========      ========      =======      =======

Net income (loss) per
    basic common share (1), (2)                                $ 0.25       $ (0.25)      $ (0.73)      $ 0.25       $ 0.16
                                                            =========      ========      ========      =======      =======
Shares used in basic per
    share computation (1), (2)                                 35,584        33,382        32,442       28,926       27,580
                                                            =========      ========      ========      =======      =======
Net income (loss) per diluted
    common share (1), (2)                                      $ 0.22       $ (0.25)      $ (0.73)      $ 0.24       $ 0.15
                                                            =========      ========      ========      =======      =======
Shares used in diluted per
     share computation (1), (2)                                39,654        33,382        32,442       30,196       29,468
                                                            =========      ========      ========      =======      =======

CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents                                    $ 43,918      $ 18,286      $ 16,240      $14,236      $ 5,369
Short-term investments                                         59,216        64,258        84,203       78,895       46,803
Working capital                                               105,041        76,760        97,544       91,697       51,821
Total assets (3)                                              218,460       169,002       156,195      127,203       74,944
Long-term obligations                                               -            73             -            -          211
Stockholders' equity                                          149,290       110,979       116,813      102,033       59,332

RESULTS OF OPERATIONS

The following table sets forth certain items from the Company's consolidated statements of operations as a percentage of total revenue for the periods indicated:



                                                                           Year Ended December 31
                                                          -----------------------------------------------------
                                                                2000              1999              1998
                                                          -----------------------------------------------------
Revenue:
    License                                                            60%               56%               65%
    Service                                                            40%               44%               35%
                                                          -----------------  ---------------- -----------------
      Total revenue                                                   100%              100%              100%
                                                          -----------------  ---------------- -----------------
Cost of revenue:
    License                                                             4%                4%                3%
    Service                                                            20%               25%               21%
                                                          -----------------  ---------------- -----------------
      Total cost of revenue                                            24%               29%               24%
                                                          -----------------  ---------------- -----------------

Gross profit                                                           76%               71%               76%
                                                          -----------------  ---------------- -----------------

Operating expenses:
    Sales and marketing                                                43%               48%               41%
    Research and development                                           18%               20%               15%
    General and administrative                                         12%               15%                8%
    Acquisition and related costs                                        -                 -                2%
    Purchased in process research and development                        -                 -               28%
                                                          -----------------  ---------------- -----------------
      Total operating expenses                                         73%               83%               94%
                                                          -----------------  ---------------- -----------------
Income (loss) from operations                                           3%              (12%)             (18%)

Interest and other income, net                                          3%                3%                4%
                                                          -----------------  ---------------- -----------------
Income (loss) before income tax provision (benefit)                     6%               (9%)             (14%)

Provision for (benefit from) income taxes                               2%               (3%)               5%
                                                          -----------------------------------------------------
Net income (loss)                                                       4%               (6%)             (19%)
                                                          =================  ================ =================
As a percentage of related revenue:
Cost of license revenue                                                 7%                8%                5%
Cost of service revenue                                                48%               57%               59%


                           CONSOLIDATED BALANCE SHEETS

                                                                                         DECEMBER 31,
                                                                               -------------------------------
(in thousands, except per share data)                                              2000             1999
                                                                               -------------------------------

ASSETS
Current assets:
   Cash and cash equivalents                                                        $ 43,918         $ 18,286
   Short-term investments                                                             59,217           64,258
   Accounts receivable, net of allowances of $2,535
        and $1,829, respectively                                                      57,156           37,492
   Other current assets                                                               13,920           14,674
                                                                               -------------------------------
     Total current assets                                                            174,211          134,710

Property and equipment, net                                                           35,667           28,030
Other assets                                                                           8,582            6,262
                                                                               -------------------------------
                                                                                   $ 218,460        $ 169,002
                                                                               ===============================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                                  $ 5,751          $ 5,645
   Accrued liabilities                                                                42,281           33,783
   Deferred revenue                                                                   21,073           18,290
   Current portion of capital lease obligation                                            65              232
                                                                               -------------------------------
     Total current liabilities                                                        69,170           57,950
                                                                               -------------------------------

Long-term capital lease obligation                                                         -               73
                                                                               -------------------------------

Commitments (Note 10)
Stockholders' equity:
   Preferred stock, $0.001 par value; 10,000 shares authorized;
     none issued and outstanding                                                           -                -
   Common stock, $0.001 par value; 200,000 shares authorized;
     36,847 and 33,680 shares issued and outstanding, respectively                        37               17
   Additional paid-in capital                                                        168,733          138,546
   Accumulated other comprehensive loss                                                 (702)             (67)
   Accumulated deficit                                                               (18,778)         (27,517)
                                                                               -------------------------------
     Total stockholders' equity                                                      149,290          110,979
                                                                               -------------------------------
                                                                                   $ 218,460        $ 169,002
                                                                               -------------------------------

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                    YEAR ENDED DECEMBER 31,
                                                                      ----------------------------------------------
(in thousands, except per share data)                                        2000            1999            1998
                                                                      ----------------------------------------------
Revenue:
    License                                                               $ 117,861        $ 72,007        $ 80,546
    Service                                                                  79,726          55,957          43,283
                                                                      ----------------------------------------------
      Total revenue                                                         197,587         127,964         123,829
                                                                      ----------------------------------------------

Cost of revenue:
    License                                                                   7,738           5,497           4,179
    Service                                                                  38,605          32,118          25,684
                                                                      ----------------------------------------------
      Total cost of revenue                                                  46,343          37,615          29,863
                                                                      ----------------------------------------------

Gross profit                                                                151,244          90,349          93,966
                                                                      ----------------------------------------------
Operating expenses:
    Sales and marketing                                                      84,098          61,486          50,425
    Research and development                                                 35,340          25,832          18,181
    General and administrative                                               23,784          19,549          10,255
    Acquisition and related costs                                                 -               -           2,171
    Purchased in process research and development                                 -               -          34,622
                                                                      ----------------------------------------------
      Total operating expenses                                              143,222         106,867         115,654
                                                                      ----------------------------------------------

Income (loss) from operations                                                 8,022         (16,518)        (21,688)
Interest and other income, net                                                5,021           3,773           4,395
                                                                      ----------------------------------------------
Income (loss) before income tax provision (benefit)                          13,043         (12,745)        (17,293)
Provision for (benefit from) income taxes                                     4,304          (4,333)          6,231
                                                                      ----------------------------------------------
Net income (loss)                                                           $ 8,739        $ (8,412)      $ (23,524)
                                                                      ==============================================
Basic earnings (loss) per share                                              $ 0.25         $ (0.25)        $ (0.73)
                                                                      ==============================================
Diluted earnings (loss) per share                                            $ 0.22         $ (0.25)        $ (0.73)
                                                                      ==============================================
Shares used to compute basic earnings (loss) per share                       35,584          33,382          32,442
                                                                      ==============================================
Shares used to compute diluted earnings (loss) per share                     39,654          33,382          32,442
                                                                      ----------------------------------------------

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                              YEAR ENDED DECEMBER 31,
                                                                                      -----------------------------------------
(in thousands)                                                                               2000          1999          1998
                                                                                      -----------------------------------------

Cash flows from operating activities:
   Net income (loss)                                                                       $ 8,739       $(8,412)    $ (23,524)
   Adjustments to reconcile net income (loss) to net cash provided by operating activities:
      Loss (gain) on sale of fixed assets                                                      559          (143)            -
      Depreciation and amortization                                                         10,997         8,330         5,543
      Provision for doubtful accounts                                                        2,408           891         1,459
      In process research and development write-off                                              -             -        34,622
      Deferred tax asset                                                                      (329)       (3,297)       (1,236)
      Changes in assets and liabilities:
        Accounts receivable                                                                (22,072)      (10,206)      (14,088)
        Other current assets and other assets                                                1,787        (3,490)       (8,963)
        Accounts payable                                                                       106         2,469         1,119
        Accrued liabilities                                                                 10,517         8,136        10,313
        Deferred revenue                                                                     2,783         8,368         6,237
                                                                                      -----------------------------------------
         Net cash provided by operating activities                                          15,495         2,646        11,482
                                                                                      -----------------------------------------

Cash flows from investing activities:
   Purchases of short-term investments                                                    (262,204)      (84,118)     (104,661)
   Sales of short-term investments                                                         267,245       104,064        99,352
   Purchases of property and equipment                                                     (19,188)      (22,791)       (8,326)
   Cash used in acquisition                                                                      -             -        (1,461)
   Purchase of long-term investments                                                        (3,024)            -             -
                                                                                      -----------------------------------------
         Net cash used by investing activities                                             (17,171)       (2,845)      (15,096)
                                                                                      -----------------------------------------

Cash flows from financing activities:
   Issuance of common stock                                                                 28,181        12,122         5,575
   Repurchases of common stock                                                                   -       (10,063)            -
   Proceeds on capital lease obligations,net                                                     -           305             -
   Payments on capital lease obligations                                                      (240)            -             -
                                                                                      -----------------------------------------
         Net cash provided by financing activities                                          27,941         2,364         5,575
                                                                                      -----------------------------------------

Effect of exchange rate on changes in cash                                                    (635)         (119)           43
                                                                                      -----------------------------------------

Net increase in cash and cash equivalents                                                   25,630         2,046         2,004
Cash and cash equivalents at beginning of year                                              18,286        16,240        14,236

                                                                                      -----------------------------------------
Cash and cash equivalents at end of year                                                  $ 43,916       $18,286      $ 16,240
                                                                                      =========================================

Supplemental schedule of cash flow information:
   Interest paid                                                                              $ 12          $ 69          $ 26
   Income tax (refund) paid                                                               $ (1,592)        $ 500       $ 3,687

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                          Accumulated
                                                           Additional       Other                        Total
                                        Common Stock         Paid-in      Comprehensive  Accumulated   Stockholders'  Comprehensive
(in thousands)                       Shares      Amount      Capital      Income (Loss)    Deficit       Equity       Income (Loss)
                                    ------------------------------------------------------------------------------------------------

Balance as of December 31, 1997       31,206        $ 16      $ 96,830           $ 8       $ 5,179      $ 102,033           $ 7,319
                                                                                                                     ===============
Stock issued for acquisitions          1,542           1        31,620             -          (760)        30,861
Common stock options exercised           588           -         4,181             -             -          4,181
Employee stock purchase plan              86           -         1,292             -             -          1,292
Tax benefit-stock option exercises         -           -         1,929             -             -          1,929
Foreign currency translation
    adjustment                             -           -             -            44             -             44              $ 44
Other                                     (8)          -            (3)            -             -             (3)
Net loss                                   -           -             -             -       (23,524)       (23,524)          (23,524)
                                    ------------------------------------------------------------------------------------------------

Balance as of December 31, 1998       33,414          17       135,849            52       (19,105)       116,813         $ (23,480)
                                                                                                                     ===============
Repurchases of common stock           (1,392)         (1)      (10,062)            -             -        (10,063)
Common stock options exercised         1,294           1         9,173             -             -          9,174
Employee stock purchase plan             352           0         2,782             -             -          2,782
Tax benefit-stock option exercises         -           -           638             -             -            638
Foreign currency translation
    adjustment                             -           -             -          (119)            -           (119)           $ (119)
Other                                     12           -           166             -             -            166
Net loss                                   -           -             -             -        (8,412)        (8,412)           (8,412)
                                    ------------------------------------------------------------------------------------------------


Balance as of December 31, 1999       33,680          17       138,546           (67)      (27,517)       110,979          $ (8,531)
                                                                                                                     ===============
Common stock options exercised         2,631           2        24,407             -             -         24,409
Employee stock purchase plan             546           -         3,774             -             -          3,774
Stock split                                -          18           (18)                                         0
Tax benefit-stock option exercises         -           -         2,019                           -          2,019
Foreign currency translation                                                                                    -
    adjustment                             -           -             -          (635)            -           (635)           $ (635)
Other                                    (10)          -             5             -             -              5
Net income                                 -           -             -             -         8,739          8,739             8,739
                                    ------------------------------------------------------------------------------------------------

Balance as of December 31, 2000       36,847        $ 37     $ 168,733        $ (702)    $ (18,778)     $ 149,290           $ 8,104
                                    ================================================================================================
